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                                     Registration No. 333-
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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM S-8
                       Registration Statement
                               under
                  The Securities Act of 1933


                             AXIOM INC.
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       (Exact name of registrant as specified in its charter)


          Delaware                             51-0356153
-------------------------------         ---------------------------
  (State of incorporation)                  (I.R.S. Employer
                                             Identification No.)


      351 New Albany Road, Moorestown, NJ         08057-1177
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    (Address of principal executive offices)      (Zip Code)


               Axiom Inc. Employee Stock Purchase Plan
               ---------------------------------------
                       (Full title of the plan)


                         Andrew P. Maunder
               President and Chief Executive Officer
                             Axiom Inc.
                        351 New Albany Road
                     Moorestown, NJ 08057-1177
               -------------------------------------
              (Name and address of agent for service)


                          (609) 866-1000
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   (Telephone number, including area code, of agent for service)

                            Copies to:

                     Jason M. Shargel, Esquire
                Wolf, Block, Schorr and Solis-Cohen
                    12th Floor Packard Building
                       111 South 15th Street
                      Philadelphia, PA 19102
                           (215) 977-2000


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                    CALCULATION OF REGISTRATION FEE
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                               Proposed   Proposed
                      Amount   Maximum    Maximum
                      to be    Offering   Aggregate   Amount of
Title of Securities   Regis-   Price Per  Offering    Registration
to be Registered      tered    Share(1)   Price(1)    Fee(1)
-------------------   ------   ---------  ---------   -------------

Common Stock,
$.01 par value      300,000(2)   $12.50   $3,750,000      $1,137
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(1)     Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Common Stock on July 31, 1997 as quoted on the Nasdaq National Market.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

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                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

        The following documents filed by Axiom Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated into this Registration Statement by reference:

        (a) The Registrant's Prospectus, filed on July 8, 1997, pursuant to Rule 424(b)(4) under the Securities Act of 1933 (File No. 333-25439).

        (b) The description of the Registrant's common stock, par value $0.01 per share, contained in a Registration Statement on Form 8-A/A dated June 4, 1997 filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.
-------  --------------------------

       Not applicable.




                                II-1


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Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

       Not applicable.


Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

       Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the Registrant if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.

       Article VII of the Registrant's Amended and Restated By-laws provides that the Registrant shall indemnify directors and officers of the Registrant against all expenses, liability and loss incurred as a result of such person's being a party to, or threatened to be made a party to, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, to the fullest extent authorized by the General Corporation Law of the State of Delaware. Article VII further permits the Registrant to maintain insurance, at its expense, to protect itself and any such director or officer of the Registrant or another enterprise against any such expenses, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. Article VII of the Registrant's By-laws, also generally permits the Registrant, at its discretion, to indemnify other employees and agents to the fullest extent authorized by the General Corporation Law of the State of Delaware.

       The Registrant has also purchased directors' and officers' liability insurance.


Item 7.  Exemption from Registration Claimed.
-------  ------------------------------------

       None.

                               II-2


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Item 8.  Exhibits.
-------  ---------

       The following exhibits are filed as part of this registration statement:

       4       Axiom Inc. Employee Stock Purchase Plan.

       5       Opinion and Consent of Wolf, Block, Schorr and
               Solis-Cohen re: legality.

       23.1 Consent of Arthur Andersen LLP, independent public accountants.

       23.2    Consent of Wolf, Block, Schorr and Solis-Cohen
               (contained in Exhibit 5).

       24 Powers of Attorney (included on signature page of the Registration Statement).


Item 9.  Undertakings.
-------  -------------

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in


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periodic reports filed by the Registrant pursuant to section 13 or section
15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                SIGNATURES AND POWERS OF ATTORNEY

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moorestown, New Jersey, on August 4, 1997.

                                   AXIOM INC.


                                   By: /s/ Andrew P. Maunder
                                   ----------------------------
                                       Andrew P. Maunder
                                       President and
                                       Chief Executive Officer

       KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Andrew P. Maunder his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                       Date
---------                     -----                       ----


/s/Edmund A. Hough
-------------------------     Chairman                   8/4/97
Edmund A. Hough


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Signature                     Title                       Date
---------                     -----                       ----


/s/Andrew P. Maunder
-------------------------     Director, President        8/4/97
Andrew P. Maunder             and Chief Executive
                              Officer


/s/Mark J. Kadish
-------------------------     Chief Financial            8/4/97
Mark J. Kadish                Officer (Principal
                              Accounting Officer)


/s/Sammy W. Pearson
-------------------------     Director                   8/4/97
Sammy W. Pearson


/s/Robert B. Kelly
-------------------------     Director                   8/4/97
Robert B. Kelly


/s/Trevor Sokell
-------------------------     Director                   8/4/97
Trevor Sokell


/s/Michael G. Wilkinson
-------------------------     Director                   8/4/97
Michael G. Wilkinson









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                          EXHIBIT INDEX
                          -------------


Exhibit No.        Description of Exhibit                Page
-----------        ----------------------                ----


  4                Axiom Inc. Employee Stock
                   Purchase Plan.

  5                Opinion and Consent of Wolf, Block,
                   Schorr and Solis-Cohen re: legality.

  23.1             Consent of Arthur Andersen LLP
                   independent public accountants.

  23.2             Consent of Wolf, Block, Schorr and
                   Solis-Cohen (contained in Exhibit 5.1).

  24               Powers of Attorney (included on
                   signature page in Part II of the
                   Registration Statement).











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